Exhibit 99.4

                   GRAND PRIX ASSOCIATION OF LONG BEACH, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 30, 1998



 P        The undersigned, revoking all previous proxies, hereby appoints Gemma
 R   A. Bannon the attorney, agent and proxy of the undersigned, with full power
 O   of substitution, to vote all shares of common stock of Grand Prix which the
 X   undersigned is entitled to vote at the Special Meeting of Shareholders of
 Y Grand Prix Association of Long Beach, Inc. ("Grand Prix") to be held on June 30, 1998 at 4:00 P.M. (local time) at the Long Beach Hilton Hotel, Two World Trade Center, Long Beach, California, or any adjournment thereof, on all matters set forth in the Notice of Special Meeting of Shareholders dated May 21, 1998, as follows:

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

         |X|  Please mark votes as in this example

         1.  APPROVAL OF THE MERGER AGREEMENT

         To approve the Agreement and Plan of Merger, dated as of March 26, 1998 (the "Merger Agreement") by and among Dover Downs Entertainment, Inc. ("Dover"), FOG Acquisition Corp. ("Merger Sub") and Grand Prix and the merger proposed in the Merger Agreement. Pursuant to the Merger Agreement, it is contemplated that Merger Sub will be merged with and into Grand Prix with Grand Prix surviving as a wholly-owned subsidiary of Dover (the "Merger").

         |_|        FOR                       |_|        AGAINST

         2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

         The undersigned acknowledges receipt of the aforesaid Notice of Special Meeting and Joint Proxy Statement/Prospectus, each dated May 21, 1998, grants authority to said proxy, or her substitute, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxy, or her substitute, may lawfully do in the undersigned's name, place and stead.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRAND PRIX ASSOCIATION OF LONG BEACH, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR

INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSALS 1.

                                             Please sign below, date and return
                                             promptly.

                                             -----------------------------------

                                             -----------------------------------
                                               Signature(s) of Shareholder(s)

                                             DATED: May   , 1998

                                             Signature(s) should conform to
                                             name(s) and title(s) stenciled
                                             hereon. Executors, administrators,
                                             trustees, guardians and attorneys
                                             should add their title(s) on
                                             signing.

        NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED
                   ENVELOPE AND MAILED IN THE UNITED STATES.

The shareholder hereby acknowledges receipt of the Notice of the Special Meeting and the Proxy
Statement/Prospectus attached thereto.

Please sign your name(s) exactly as it appears hereon. If signing as attorney or for estates, trusts or corporations, title or capacity should be indicated. PLEASE RETURN THIS PROXY
PROMPTLY.

Signature(s):


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Dated:
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